Exhibit 99.2
Supermicro Provides Notification Related to Dismissal of Stein Derivative Action

SAN JOSE, Calif. -- December 21, 2021 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a global leader in high-performance, high-efficiency server and storage technology and green computing, today provides the below notification related to the putative derivative lawsuit filed in the U.S. District Court for the Northern District of California, captioned Stein v. Liang, et al., Case No. 3:21-cv-03357-KAW.

TO: ALL CURRENT HOLDERS OF SUPER MICRO COMPUTER, INC. COMMON SHARES

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. YOUR RIGHTS MAY BE AFFECTED.

THIS NOTICE RELATES TO A PROPOSED VOLUNTARY DISMISSAL OF A STOCKHOLDER DERIVATIVE ACTION AND CLAIMS ASSERTED ON BEHALF OF SUPER MICRO COMPUTER, INC.

PURPOSE OF NOTICE

This Notice is being given pursuant to an Order of the United States District Court for the Northern District of California dated December 16, 2021, approving the form of this Notice. The purpose of the Notice is to advise you that the plaintiff in the referenced action wishes to voluntarily dismiss the case.

THE STOCKHOLDER DERIVATIVE ACTION

On May 5, 2021, plaintiff Shiva Stein (“Stein”) filed a purported stockholder derivative complaint in the United States District Court for the Northern District of California, Case No. 21-cv-03357-JST (the “Stein Derivative Action”), against certain officers and directors of Super Micro Computer, Inc. (“Super Micro”) seeking relief on behalf of nominal defendant Super Micro. The Stein Derivative Action alleges claims for breaches of fiduciary duties, waste of corporate assets, unjust enrichment, and contribution for violations of federal securities laws arising out of allegations that the Company’s officers and directors caused the Company to issue false and misleading statements about recognition of revenue and the effectiveness of its internal controls, failed to adopt and implement effective internal controls, and failed to timely file various reports with the Securities and Exchange Commission.

A separate action, styled Barry v. Liang, et al., Case No. 20CV372190, was filed on October 27, 2020 in the Superior Court of California in and for the County of Santa Clara (the “Barry Derivative Action”) and avers claims similar to those in the Stein Derivative Action against substantially the same defendants and arises from similar factual allegations. Specifically, the amended complaint in the Barry Derivative Action purports to allege claims for breaches of fiduciary duties, waste of corporate assets, and unjust enrichment arising out of allegations that the Company’s officers and directors caused the Company to issue false and misleading statements about recognition of revenue and the effectiveness of its internal controls, failed to adopt and implement effective internal controls, and failed to timely file various reports with the Securities and Exchange Commission. Unlike the Barry Derivative Action, the Stein Derivative Action additionally asserts a claim against defendants Charles Liang, Wally Liaw, and Howard Hideshima for contribution under §§10(b) and 21D of the Securities Exchange Act of 1934. The Barry Derivative Action remains pending and continues to be litigated.

On August 6, 2021, defendants filed their motion to dismiss the Stein Derivative Action. Upon review of those motions, and in light of the similar Barry Derivative Action, on September 29, 2021, plaintiff Stein sought to voluntarily dismiss the Stein Derivative Action.

On October 27, 2021, the District Court ordered that notice of the voluntary dismissal be provided to Super Micro stockholders before the Stein Derivative Action could be dismissed. If no other Super Micro stockholder seeks to intervene in the Stein Derivative Action, the voluntary dismissal will be approved and the Stein Derivative Action will be dismissed with prejudice as to Plaintiff Stein only. The dismissal is without prejudice to the rights of Super Micro’s other stockholders, including the plaintiff in the pending Barry Derivative Action.

THE RIGHT TO INTERVENE IN THE STEIN DERIVATIVE ACTION

Any Super Micro stockholder may seek to intervene as a plaintiff in the Stein Derivative Action if he, she, or it: (1) owns shares in Super Micro; and (2) wishes to pursue the claims in the Stein Derivative Action or has any reason why the action should not be voluntarily dismissed. All motions to intervene must be filed with the Clerk of the Court no later than February 4, 2022. Every motion to intervene must contain: (1) the caption of the Stein Derivative Action; (2) the intervenor’s name, address and phone number; (3) proof or certification of the date the intervenor purchased Super Micro stock; and (4) any supporting papers, including all documents and writings that the intervenor desires the Court to consider.

Any motions to intervene must be filed with the District Court at:

Clerk of Court
United States District Court for the Northern District of California
Phillip Burton Federal Building & United States Courthouse
450 Golden Gate Avenue, 16th Floor
San Francisco, California 94102

A copy of any motion to intervene must also be mailed to:

Stephen D. Hibbard
JONES DAY
555 California Street, 26th Floor
San Francisco, CA 94104

Attorney for Defendants Super Micro Computer, Inc., Chiu-Chu Liu Liang, Hwei-Ming Tsai, Sherman Tuan, Michael S. McAndrews, Saria Tseng, Yih-Shyan Liaw, and Laura Black

Daniel J. Bergeson
BERGESON, LLP
111 N. Market Street, Suite 600
San Jose, CA 95113

Attorney for Defendant Charles Liang

Nicolas Morgan
PAUL HASTINGS LLP
515 South Flower Street, 25th Floor
Los Angeles, CA 90071

Attorney for Defendant Howard Hideshima

Gustavo F. Bruckner
POMERANTZ LLP
600 Third Avenue
New York, NY 10016

Attorney for Plaintiff Shiva Stein

About Supermicro

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI and 5G Telco/Edge IT Infrastructure. We are transforming to being a Total IT Solutions provider with server, AI, storage, IoT and switch systems, software and services while continuing to deliver advanced high-volume motherboard, power and chassis products. The products are designed and manufactured in-house (in US, Taiwan and Netherlands) leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air conditioned, free air cooling or liquid cooling).

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com